CONSENT OF ARTHUR ANDERSEN LLP (RALEIGH, NORTH CAROLINA)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated December 20, 2001, on the financial statements of the Intelligent Imaging division of Quintiles, Inc. (a wholly-owned subsidiary of Quintiles Transnational Corporation), included in Bio-Imaging Technologies, Inc.'s Form 8-K/A dated October 25, 2001 and to all references to our firm included in this registration statement.


                                        /s/ ARTHUR ANDERSEN LLP




Raleigh, North Carolina
March 29, 2002